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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this annual report on Form 10-KSB of our report dated June 22, 1998 relating to the consolidated financial statements of UTG Communications International, Inc. and Subsidiaries.


                     /s/ Merdinger, Fruchter, Rosen & Corso, P.C.

                     Merdinger, Fruchter, Rosen & Corso, P.C.
                     Certified Public Accountants


July 14, 1998